Exhibit 99.1

Enviva Partners, LP Business Overview Last Updated: August 15, 2016

Forward-Looking Statements and Cautionary Statements Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and Market Data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

Company Highlights: High-Growth, “Drop-Down” MLP Compelling Industry Fundamentals Critical supply chain partner for major power generators worldwide More than 40% of renewable energy production in the EU is from solid biomass1 Forecast demand growing rapidly with 16% CAGR through 2020 Supply not adequate for demand with few providers of scale Advantaged Assets Six fully-contracted, strategically located production plants and a deep-water marine terminal Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing Embedded low cost to-port logistics and favorable long-term fixed-rate shipping contracts Long-Term Off-take Contracts Sales strategy is to fully contract our production capacity under long-term agreements Take-or-pay contracts with weighted average remaining term of 9.6 years2 with creditworthy utilities and large-scale power generators Recently executed new 800,000 MTPY 9.75-year contract to supply the Lynemouth project in the UK and the 15-year contract to supply 375,000 MTPY to the Macquarie MGT Teesside project became firm Substantial Growth Opportunities Increased distribution 2.9% to $0.525 per unit for the second quarter of 2016 Aggregate distributions for 2016 of at least $2.10 per unit expected (not including impact from potential drop-downs),3 a 27% increase over the annualized minimum quarterly distribution from our IPO Visible sponsor-held drop-down inventory of contracted assets, including long-term contract with DONG Energy Sponsor actively developing additional contracted plant and port assets Experienced Management Team Management team led by industry founders and seasoned public company executives Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets Management committed to sustained growth in per-unit distributable cash flow World’s largest supplier of utility-grade wood pellets to major power generators with 2.3 million metric tons per year (“MTPY”) of contracted production capacity Eurostat – Energy Statistics – quantities (t_nrg_quant); 2014 solid biofuels (excluding charcoal); 2014 renewable energies As of August 1, 2016, not including the Hancock JV’s contract with DONG Energy. On August 4, 2016, provided guidance of aggregate distributions for 2016 of at least $2.10 per unit

Austerity challenges, desire to eliminate coal, grid stability issues, and sustainability requirements limit alternatives But existing coal assets can be quickly and cost-effectively converted to biomass Wood pellets provide low-cost, drop-in solution, driving large demand Market growing rapidly: demand forecasted at ~16% CAGR to 2020 (3) Enviva is Only Enterprise Supplier (1) Eurostat News Release – February 10, 2016; Share of renewables in energy consumption in the EU rose further to 16% in 2014 (2) Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). Total Cost of Energy (TCOE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency value, security of supply value, balancing costs, and transmission costs. Data is for the UK and may not be representative of all the markets in which we or our customers operate. (3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Second quarter 2016 Europe Asia North America Identified Supply Supply Gap Enviva Solves a Growing, Unmet Challenge for Generators Progress To Binding 2020 Renewables Targets (1) Total Cost of Energy (per MWh)(2) 2020 Industrial Pellet Volumes (in millions MTPY) (3) Major industrial economies in the UK and EU are far short of binding, national-level 2020 renewable targets Nuclear Biomass Conversion Onshore Wind Offshore Wind Solar £0 £50 £100 £150 £200 61% 53% 38% 38% 23% 3% 0% 25% 50% 75% 100% NL UK BEL FR GER DK % of Target % Short 22.1 5.1 0.1 19.7 7.6 0 6 12 18 24 30 Demand Supply 2020

UPSTREAM Familiar Midstream Activities Enviva performs activities similar to other midstream MLPs Qualifying income generated by aggregating a natural resource, processing it into fuel at production facilities, transporting pellets to deep water marine storage terminals, and delivering ratably to utility customers No direct exposure to crude oil or natural gas prices CONVENTIONAL GATHERING STORAGE RENEWABLE GATHERING STORAGE Wellhead Oil, Gas, NGL, Coal Wood Fiber MIDSTREAM DOWNSTREAM Processing Washing Fractionating Truck Pipeline Rail Vessel Processing Drying Densifying Truck Rail Vessel Refineries Generators Drax E.ON Engie BP Valero

Compelling Industry Fundamentals Enviva’s Port of Chesapeake Marine Terminal

Net System Cost Delta 26.5 14.1 8.9 0 (1.1) Our Product is the Low-Cost, Drop-In Solution for Coal Wood Pellet vs. Coal Attributes Wood Pellets (1) NYMEX CAPP Coal (2) Southern PRB Coal (3) Median Heat Content (BTU/lb) 8,000 12,000 8,600 Moisture 4 – 10% < 10% 26 – 30% Ash 0 – 2% < 13.5% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% < 1.0% Total Cost of Energy4 (TCOE) Transmission Costs Balancing Costs Security of Supply Value Adjustment Intermittency Value Adjustment Offshore Wind Onshore Wind Solar5 Nuclear Biomass Conversion All figures £/MWh LCOE 122 101 158 90 108 TCOE 149 115 167 90 107 Biomass increasingly perceived as the cost-effective, essential complement to other renewables Enviva CME Group Union Pacific Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). LCOE (Levelized Cost of Electricity) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life. Total Cost of Energy (TCOE) is LCOE plus intermittency value, security of supply value, balancing costs, and transmission costs. Data is for the UK and may not be representative of all the markets in which we or our customers operate. Large scale PV

European Union report: “the vast majority of the biomass used today in the EU for heat and power are considered to provide significant greenhouse gas savings compared to fossil fuels” Lower Greenhouse Gases United Nations report: greenhouse gas emissions from coal are 4 times greater than forest wood bioenergy on a lifecycle basis Source: State of play on the sustainability of solid and gaseous biomass used for electricity, heating and cooling in the EU. European Commission. July 2014. Source: Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015. Source: IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change Source: Letter to Gina McCarthy, Administrator, EPA, from professors affiliated with the National Association of University Forest Resource Programs. November 14, 2014. Carbon Savings: “The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity” Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Authors include Chair of EPA’s Scientific Advisory Board Panel for Biogenic Carbon Oak Ridge National Laboratory scientists: “a robust body of research confirms that forests that are sustainably managed for wood products and energy are associated with long-term reductions in atmospheric carbon dioxide” 100 U.S. Forest Scientists: “The carbon benefits of sustainable forest biomass energy are well established”

Our Activities Sustain Thriving, Healthy Forests

"We show a ***substantial increase in the area of all forest types*** in the presence of increased pellet demand"[1]

- Duke University & NC State University

"The U.S. wood pellet industry ***increases our forested area, reduces greenhouse gas emissions, and improves U.S. forest management practices***"[2]

- Tom Vilsack, U.S. Secretary of Agriculture

"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[3]

-USDA Acting Chief Economist Robert Johansson

Independently Audited Certifications:

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

FSC www.fsc.org FSC® C110565

PEFC™ PEFC/29-31-238

"Enviva is ensuring that North Carolina's ***bottomland forests will be sustained and protected*** for generations to come"

- **The Honorable Pat McCrory, Governor of North Carolina**, regarding the Enviva Forest Conservation Fund, a $5 million, 10-year program designed to protect tens of thousands of acres of bottomland forests in Virginia and North Carolina. This program is sponsored by Enviva Holdings, LP.

1. Galik and Abt, *Sustainability Guidelines and Forest Market Response: as assessment of European Union pellet demand in the Southeastern United States*. ECB Bioenergy. 2015. Modeled projection of forest response.
2. March 28, 2016 – Letter from Tom Vilsack, U.S. Secretary of Agriculture, to Amber Rudd, (former) UK Secretary of State for Energy and Climate Change
3. USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/. 2015

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Market Seeing Regulatory Stability and Orderly Growth Northern European countries where Enviva’s long-term contracted customers are based Policy characteristics for Enviva’s target markets Biomass energy providing a compelling answer to the energy “trilemma” of cost, decarbonization, and grid stability Baseload / dispatachable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain U.K. and EU policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, which biomass can win Post Brexit, U.K. announced 5th carbon budget with emission reduction requirements for 2030, after previously announcing plan to shut all coal-fired power plants by 2025 European Parliament voted in favor of increasing the EU’s target for renewable energy to at least 30% by 2030, more ambitious than the 27% level currently binding on the EU Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S. Developing policies in the U.S. could enable growth 1 2 3 4 5 Growing Asian Demand Driven by New Feed-In Tariffs and Renewable Energy Standards “In the same way generators should pay the cost of pollution, we also want intermittent generators to be responsible for the pressures they add to the system when the wind does not blow or the sun does not shine.” Amber Rudd, November 2015 UK Secretary of State for Energy and Climate Change (former)

Supply Gap Created by Multiple Hurdles to Entry Commitment to Excellence in Safety, Sustainability & Reliability Wood Aggregation Wood Receiving & Storage Debarking & Chipping Drying Size Reduction Pelleting Truck / Rail Loading Shipping Deep Process Capabilities Required Fragmented Natural Resource Base Concentrated Customer Generation Set LIMITED SUPPLY CHAIN INFRASTRUCTURE Fiber Logistics Plant Ship Port CAPITAL INVESTMENT REQUIRED IN: Current Supply Port Storage

Limited Competition Worldwide Industrial Pellet Producers and Regional Production Pellet industry historically characterized by fragmented worldwide supply base Utility trade almost exclusively one-to-one agreements between standalone plants Enviva distinguishes itself with an industrial, enterprise-scale approach Carefully assembled team of foresters, manufacturing experts, logisticians, and engineers Multi-plant profile allows for optimization Years of operational knowledge, employs a “build and copy” approach Conservative balance sheet Multi-billion dollar financial investors experienced in energy and wood products sector Source: Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; First quarter 2016 * Includes the Sampson plant (under construction) of Enviva Wilmington Holdings, LLC, a joint venture between a wholly-owned subsidiary of Enviva Holdings, LP (the “Sponsor”) and certain affiliates of John Hancock Life Insurance Company, but does not include the Hamlet plant (financed and in detailed design) or other production plants being developed by the Sponsor or the joint venture. (Thousands of MTPY) ¹ Hawkins Wright supply and demand data. Assumption of $220/ton of installed capacity $1.7 billion additional investment opportunity for experienced and well-capitalized operator(1) 0 600 1,200 1,800 2,400 3,000 Westervelt (U.S.) Zilkha Biomass (U.S.) Tanac (Brazil) Colombo (U.S.) Pacific Bioenergy (Canada) Rentech (Canada) FRAM Renewable Fuels (U.S.) Georgia Biomass (U.S.) Drax Biomass (U.S.) German Pellets (U.S.) Pinnacle Pellet (Canada) Graanul Invest (Baltic States) Enviva (U.S.)* 0 2,000 4,000 6,000 8,000 10,000 Rest of the World Russia and East Europe Europe Baltic States Canada United States* Current capacity Under construction or financed for completion by 2018

Advantaged Assets Enviva’s Production Facility in Northampton, NC

Assets at a Glance



Bethesda, MD
Southampton, VA – 510K
Port of Chesapeake, VA – 90K
Northampton, NC – 510K
Ahoskie, NC – 370K
Amory, MS – 110K
Wiggins, MS – 110K
Cottondale, FL – 700K
Port of Mobile, AL – 45K+
Port of Panama City, FL – 32K
Plant - Enviva Partners, LP
Port - Enviva Partners, LP
Enviva Headquarters

Storage and Terminaling Assets

Port of Mobile

Location: Mobile, AL, Cooper Marine & Timberlands ChipCo Terminal
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ MT of capacity



Port of Chesapeake

Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K MT of capacity



Port of Panama City

Location: Panama City, FL, Port Panama City
Startup: 3rd Party Agreement
Storage: Flat warehouse storage with 32K MT of capacity



Current Production Plants

Amory

Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 110K MTPY



Wiggins

Location: Wiggins, MS
Startup: October 2010 (acquired)
Annual Production: 110K MTPY



Ahoskie

Location: Ahoskie, NC
Startup: November 2011
Annual Production: 370K MTPY



Southampton

Location: Southampton, VA
Startup: October 2013
Annual Production: 510K MTPY



Northampton

Location: Northampton, NC
Startup: April 2013
Annual Production: 510K MTPY



Cottondale

Location: Cottondale, FL
Startup: May 2008 (acquired January 2015)
Annual Production: 700K MTPY



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Advantaged Assets (3) Source: Enviva Operating Leverage of Enviva’s 1.4MM Tons Integrated Low-Cost Logistics $ / MT Port Costs Robust Resource Availability 75 mi. Northampton Hardwood Roundwood Pine Roundwood Open / Farmland (1) FIA Data (2) Timber Mart-South-North Carolina 1991 – 2015 Port of Chesapeake, VA Southampton, VA Northampton, NC Ahoskie, NC 1MM tons annual facility demand 475MM+ tons inventory 8MM+ tons net annual fiber excess (1) 65,000+ private landowners 1.4MM MT+ consolidated annual throughput ~75mi average distance to port Dedicated, Low-Cost, Haul to Wholly-Owned Terminal North Carolina Pine Pulpwood 1991 - 2015 CAGR = 1.5% (2) North Carolina Hardwood Pulpwood 1991 - 2015 CAGR = 2.1% (2) Stable Delivered Cost of Fiber (2) Cost Advantage of Vertically Integrated Port (3) $0 $3 $6 $9 $12 $15 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 MTPY of Pellet Throughput

Operational Excellence Continuous Improvement Consistent Uptime & OEE Performance OEE: Overall Equipment Effectiveness Note: Plant began operations mid-Q2 2013 Safety philosophy of “Every Accident is Preventable” Industry leading Total Incident Rate Key Performance Indicators (KPIs) drive “Lean/Six Sigma” manufacturing operations and continuous improvement Large scale and portfolio of “build and copy” assets creates operating leverage Common spares Shared services across facilities Quick to repeat, standardize, and improve 0% 20% 40% 60% 80% 100% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Northampton Uptime Northampton OEE $40.00 $60.00 $80.00 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Northampton Plant OpEx ($/MT)

Long-Term Off-take Agreements Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL

Take-or-Pay Contract Provision Examples Note: Represents examples of various pricing protection provisions within our portfolio of contracts; no single contract in our portfolio contains every pricing protection provision listed above Typical Contract Provisions Margin Protection (e.g., pass-through provisions or escalators) to protect against changes in: Cost of Fiber Indexed stumpage pricing matches underlying raw material commodity cost to regional indices Operations & Maintenance Costs Protects against changes of plant-level cost position through an inflator Logistics To Plant / To Port Mitigates fuel exposure through EIA indexed diesel pricing adjustment Shipping / Bunker Fuel Fixed, back-to-back shipping component with bunker fuel pass-throughs to customer General Inflation Protects against erosion of underlying cost position through an inflator applied against base price Off-take contracts are predominantly denominated in U.S. Dollars and include contractual provisions that protect Enviva from change in law risk Base Price Stumpage Diesel Shipping

Contracted Production Profile Contracted volumes in the graph above do not include the Hancock JV’s contract with DONG Energy. As of August 1, 2016, not including the Hancock JV’s contract with DONG Energy. Production capacity of 2,310K MTPY as reported in the Partnership’s Annual Report on Form 10-K for fiscal year ended December 31, 2015. Does not take into account opportunities the Partnership expects to have to increase production capacity 2 Sales strategy is to fully contract our production capacity under long-term agreements Organic increases in production capacity within our portfolio create additional sales opportunities Partnership’s weighted average remaining term of off-take contracts is 9.6 years1 - 500 1,000 1,500 2,000 2,500 2016 2017 2018 2019 2020 EVA Production Long-term Contracted Volumes

In the Netherlands, biomass co-firing and dedicated biomass heat and CHP projects were awarded 2.5 billion euros in funding through the first of two rounds of applications in 2016 for the renewable incentive program. The budget for the program had already been substantially increased to 8.0 billion euros for 2016 from 3.5 billion euros in 2015, and the budget for the second round of applications later in 2016 was increased further from 4.0 billion euros to 5.0 billion euros Contract and Market Update The purchaser of the 420 MW Lynemouth facility in the UK is in the process of converting the facility to wood pellet fuel. The Partnership is contracted to provide 800,000 MTPY to the facility commencing third quarter of 2017 continuing through the first quarter of 2027 The Macquarie MGT Teesside project in the UK achieved financial close. Our Sponsor is the sole supplier of the approximately 1 million MTPY of imported biomass required by the plant, and the Partnership has a contract with our sponsor to supply 375,000 MTPY of these volumes, commencing in 2019, ramping to full supply in 2021, and continuing through 2034 Drax’s third 660 MW biomass unit, anticipated to require more than 2 million MTPY, is awaiting EU state-aid review of its CfD2 Significant growth in Japanese wood pellet demand is expected to continue through 2030, when demand is expected to be about 10 million MTPY.3 The feed-in tariff system, which offers 20-year support for renewable electricity generation, is allowing the market to mature towards long-term structured supply agreements South Korean demand is expected to grow to 2.9 million MTPY in 20201 as the Renewable Portfolio Standard increases come into effect and several power generators consider new-build and full unit conversions to biomass ¹ Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Second quarter 2016 ² CfD – Contract for Difference is a legally binding contract with the UK government that supports biomass conversions in the UK 3 Argus Biomass Markets- Issue 16-015; April 13, 2016. Japanese biomass industry participant’s view Worldwide industrial wood pellet demand expected to grow to more than 27 million tons by 2020, a 16% annual growth rate1

Substantial Growth Opportunities Enviva’s Port of Chesapeake

Multiple Growth Drivers MLP Growth Sponsor-Driven Growth (Subject to Five-Year ROFO) Margin Expansion Optimizing Processes Fiber Mix Re-Contracting Visible Drops Sampson Plant Wilmington Port New Contracts Robust Development Pipeline Uncontracted 3rd Party Plants Acquisitions Contracted 3rd Party Plants Supply Chain

Growth Supported by Committed Investors Operations Strong Development Engine & Customer Contract Pipeline Enviva Holdings, LP “Our Sponsor” $550 Million Invested to Date Joint Venture Separate entity that finances, develops, constructs, and commissions projects from Sponsor pipeline Currently developing the “Wilmington Projects,” consisting of three 500,000 MTPY wood pellet production plants and a deep-water marine terminal in Wilmington, NC region Sponsor can compel sale of assets to EVA if certain investment returns are achieved Capital can be recycled for future growth Attractive cost of capital with access to capital markets for long-term funding 5-year ROFO on JV and Sponsor Assets Enviva Partners, LP NYSE: EVA Finance, Construction, and Commissioning Development $30 billion energy/power private investment firm Principal owner of our sponsor John Hancock is the US unit of ManuLife Financial and one of the world’s largest timberland investment managers $11.5 billion and 6.1 million acres of timberlands under management

Sponsor Assets Contracted and Under Construction Fully financed 515K MTPY “Build and Copy” replica of Northampton/Southampton plants Production will support new 10-year contract with DONG Energy commencing September 2016 Operations team assuming control of the plant in late-August Approximately $20 million estimated incremental Adjusted EBITDA annually1 Enviva Pellets Sampson (NC) Enviva Port of Wilmington (NC) Fully financed “Build and Copy” replica of Enviva Port of Chesapeake Port under construction, ~1.5 million MTPY throughput contracted with the Sampson and Hamlet plants and 3rd party volumes First shipment expected early October 2016 Approximately $7 million estimated initial incremental Adjusted EBITDA annually, increasing to approximately $13 million annually once Hamlet plant is fully operational1 Enviva Port of Wilmington (NC) Construction Enviva Pellets Sampson (NC) Construction (1) For an explanation of why we are unable to reconcile these measures to the most directly comparable GAAP financial measures, please see slide 44

Growing Sponsor Development Pipeline

- Significant opportunities to develop production facilities to serve growing European and Asian demand
- Sponsor signed an option and lease agreement for the right to build a pellet export terminal at the Port of Pascagoula
- Sponsor and John Hancock have contributed their rights to the Lucedale and Childersburg projects to their joint venture

Greenfield & Brownfield Development Pipeline (1)



2 - 3 million tons of additional export capacity to serve growing European and Asian markets
Sampson, NC
Capacity: 515K MT
Hamlet, NC
Capacity: 500K MT
Laurens, SC
Capacity: 500K MT
Port of Wilmington, NC
Childersburg, AL
Capacity: 500K MT
Abbeville, AL
Capacity: 350K MT
Lucedale, MS
Capacity: 500K MT
Port of St. Joe, FL
Port of Jacksonville, FL
Port of Pascagoula, MS

M&A and Partnership Opportunities Across Value Chain



Wood Processing
Pellet Plants
Export Terminals
Shipping
Import Terminals
Power Plants

Potential Industry Consolidation

- *Robust asset base across supply chain*
- *Enviva has a proven track record of acquisitions*
- *Complements existing development activity and enables entry to new geographies and markets*

Fully-Financed & Under Construction / In Detailed Design ○ Under Control ○ Under Assessment ○

(1) *Under Control assets are shown at estimated capacities and approximate locations. Sites Under Assessment assets are shown at approximate locations.*

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Adjacent Markets Experiencing Rapid Demand Growth 2015-2020 CAGR: 16% Enviva primarily serves industrial market but increasingly shipping to another large, rapidly growing market 2015-2020 CAGR: 4% Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Second quarter 2016. North America industrial pellet demand was 40k tons in 2014 and 100k tons in 2015; forecasted to be 100k tons in each of 2016-2020 Wood pellets are largely fungible across industrial and heating markets - 5,000 10,000 15,000 20,000 25,000 30,000 2014 2015 2016 2017 2018 2019 2020 Metric Tons (000's) Industrial Pellet Forecasted Demand (1) Europe Asia North America 0 5,000 10,000 15,000 20,000 25,000 30,000 2014 2015 2016 2017 2018 2019 2020 Metric Tons (000's) Heating Pellet Forecasted Demand (1) Europe Asia North America Other

Southern US Sweden Germany Latvia1 Japan $138 $120 $130 $134 $134 $63 Annual Global Trade in Wood Products is Valued at over $250 billion Source: RISI World Timber Price Quarterly – June 2016 for first quarter 2016 Latvia price is CIF Sweden Australia price is as of second quarter of 2015 Like LNG liquefaction, pelleting can turn a stranded, cost advantaged natural resource into a globally traded commodity Wood Chip Price (US$/Dry Ton) Breaking the Fiber Logistics Barrier Unlocks North American Basis Differential Australia2

Market Size Growing Due to Application Diversity Time Market Size Coal Displacement & Power Generation Heating Applications & CHP Manufactured Wood Products Cellulosic Chemical / Polymer $/ton Increases Although the supply chain has been enabled by coal displacement and renewable heating applications, global availability of lost-cost fiber creates new markets Increasingly, customers are seeking to replace fossil fuel-based hydrocarbons with bio-based hydrocarbons

Financial Highlights Night Shift at Enviva Pellets Northampton

Financial Results 2015 2016 In millions except per ton data Q11 Recast Q2 Recast Q3 Recast Q4 Q1 Q2 Net Revenue $114.3 $109.7 $116.6 $116.8 $107.3 $119.7 Cost of Goods Sold $102.7 $94.4 $100.0 $98.7 $91.5 $100.1 Gross Margin $11.7 $15.3 $16.6 $18.1 $15.8 $19.6 Adjusted Gross Margin per Metric Ton $34.16 $41.94 $40.12 $39.37 $40.42 $43.11 Net Income $2.5 $2.9 $8.8 $9.0 $7.5 $12.0 Adjusted EBITDA $16.9 $19.1 $19.8 $21.6 $18.5 $23.5 Distributable Cash Flow $13.9 $15.3 $15.5 $18.0 $14.8 $19.5 Enviva, LP and subsidiaries See slides 41 and 42 for Adjusted EBITDA, Distributable Cash Flow and Adjusted Gross Margin per Ton reconciliations. As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the “10-K”), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented above has also been recast accordingly.

2016 Outlook & Guidance In millions except per unit figures 2016 Net Income $40.0 - $42.0 Adjusted EBITDA $86.0 - $88.0 Maintenance Capex $4.0 Interest Expense $12.0 Distributable Cash Flow1 $70.0 - $72.0 Distribution per Unit2 of at least $2.10 Guidance above does not include impact of any potential acquisitions or drop-downs Prior to any distributions paid to our general partner Common and subordinated unit Provided above guidance on August 4, 2016 See slide 43 for Adjusted EBITDA and Distributable Cash Flow reconciliations

Visible Drops Provide Substantial Growth Fully Contracted and Operational Assets 5 year ROFO EBITDA Growth = + See reconciliation on slide 40 See reconciliation on slide 43. Guidance provided on August 4, 2016. For an explanation of why we are unable to reconcile these measures to the most directly comparable GAAP financial measures, please see slide 44. For the Wilmington Port, expected approximately $7 million estimated initial incremental Adjusted EBITDA annually, increasing to approximately $13 million annually once Hamlet plant is fully operational

Experienced Team Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC

High Caliber Leadership Management and Board with Significant Industry Experience John Keppler Chairman & CEO Steve Reeves EVP & CFO Thomas Meth EVP of Sales and Marketing Bill Schmidt EVP, GC & Secretary Royal Smith VP of Operations Jim Geraghty VP & Controller Bill Reilly Director (Independent) Michael Hoffman Director John Bumgarner Director (Independent) Ralph Alexander Director Janet Wong Director (Independent) Management Directors Black & Decker Robin Duggan Director Carl Williams Director Ray Kaszuba VP & Treasurer CenterPoint KPMG Exxon EPA Plum Creek GM BP Williams Buckeye Chris Hunt Director Gary Whitlock Director (Independent)

Enviva: A Compelling Story Compelling Industry Fundamentals Advantaged Assets Long-Term Off-take Contracts Experienced Management Team Substantial Growth Opportunities

Reg G Reconciliations

2015 Financial Information Year Ended December 31, 2015 2014 (Predecessor) Product sales $ 450,980 $ 286,641 Other revenue 6,394 3,495 Net revenue 457,374 290,136 Cost of goods sold, excluding depreciation and amortization 365,061 251,058 Depreciation and amortization 30,692 18,971 Total cost of goods sold 395,753 270,029 Gross margin 61,621 20,107 General and administrative expenses 18,360 10,792 Loss on disposal of assets 2,081 340 Income from operations 41,180 8,975 Other income (expense): Interest expense (10,551) (8,724) Related party interest expense (1,154) — Early retirement of debt obligation (4,699) (73) Other income 979 22 Total other expense, net (15,425) (8,775) Income before tax expense 25,755 200 Income tax (benefit) expense 2,623 15 Net income 23,132 185 Less net loss attributable to noncontrolling partners’ interests 42 79 Net income attributable to Enviva Partners, LP $ 23,174 $ 264 Less: Predecessor loss to May 4, 2015 (prior to IPO) $ (2,132) $— Less: Pre-acquisition income from April 10, 2015 to December 10, 2015 from operations of Enviva Pellets Southampton Drop-Down allocated to General Partner 6,264 — Enviva Partners, LP partners’ interest in net income from May 5, 2015 to December 31, 2015 $ 19,042 $— Net income per common unit: Basic $ 0.80 — Diluted $ 0.79 — Net income per subordinated unit: Basic $ 0.80 — Diluted $ 0.79 — Weighted average number of limited partner units outstanding: Common – basic 11,988 — Common – diluted 12,258 — Subordinated – basic and diluted 11,905 — Distribution declared per limited partner unit for respective periods $ 1.1630 — ENVIVA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per unit amounts)

Q2 2016 Financial Information

ENVIVA PARTNERS, LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit amounts)
(Unaudited)

As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the "10-K"), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly

	Three Months Ended					
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
				(Recast)	(Recast)	(Recast)
Product sales	$116,247	$103,445	$115,123	$115,081	$107,195	$113,581
Other revenue	3,462	3,807	1,690	1,507	2,464	733
Net revenue	119,709	107,252	116,813	116,588	109,659	114,314
Cost of goods sold, excluding depreciation and amortization	92,983	84,616	92,049	92,437	86,175	94,400
Depreciation and amortization	7,114	6,881	6,640	7,568	8,225	8,259
Total cost of goods sold	100,097	91,497	98,689	100,005	94,400	102,659
Gross margin	19,612	15,755	18,124	16,583	15,259	11,655
General and administrative expenses	4,237	5,016	4,913	5,082	4,613	3,752
Loss (gain) on disposal of assets	155	1	2,181	(128)	10	18
Income from operations	15,220	10,738	11,030	11,629	10,636	7,885
Other income (expense):						
Interest expense	(3,039)	(3,181)	(2,933)	(2,910)	(2,791)	(1,917)
Related party interest expense	(301)	(209)	(57)	—	(296)	(801)
Early retirement of debt obligation	—	—	—	—	(4,699)	
Other income	140	131	889	75	15	11
Total other expense, net	(3,200)	(3,259)	(2,101)	(2,835)	(7,771)	(2,707)
Income before income tax (benefit) expense	12,020	7,479	8,929	8,794	2,865	5,178
Income tax (benefit) expense	—	—	(34)	1	—	2,667
Net income	12,020	7,479	8,963	8,793	2,865	2,511
Less net loss attributable to noncontrolling partners' interests	33	15	12	14	8	8
Net income attributable to Enviva Partners, LP	$12,053	$7,494	$8,975	$8,807	$2,873	$2,519
Less: Predecessor (income) loss to May 4, 2015 (prior to IPO)	$—	$—	$—	$—	$(4,651)	$2,519
Less: Pre-acquisition income from April 10, 2015 to December 10, 2015 from operations of Enviva Pellets Southampton Drop-Down allocated to General Partner	$—	$—	$2,030	$2,395	$1,839	$—
Enviva Partners, LP partners' interest in net income from May 5, 2015 to December 31, 2015	$12,053	$7,494	$6,945	$6,412	$5,685	$—
Net income per common unit:						
Basic	$0.48	$0.30	$0.29	$0.27	$0.24	—
Diluted	$0.47	$0.29	$0.29	$0.27	$0.24	—
Net income per subordinated unit:						
Basic	$0.48	$0.30	$0.29	$0.27	$0.24	—
Diluted	$0.47	$0.29	$0.29	$0.27	$0.24	—
Weighted average number of limited partner units outstanding:						
Common – basic	12,862	12,852	12,122	11,906	11,905	—
Common – diluted	13,445	13,337	12,418	12,193	12,159	—
Subordinated – basic and diluted	11,905	11,905	11,905	11,905	11,905	—

38

Non-GAAP Financial Measures We view adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow as important indicators of performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin per metric ton as gross margin per metric ton excluding depreciation and amortization included in cost of goods sold. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our off-take pricing to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton primarily will be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income or loss, excluding depreciation and amortization, interest expense, taxes, early retirement of debt obligation, non-cash unit compensation expense, asset impairments and disposals, and certain items of income or loss that we characterize as unrepresentative of our operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs and original issue discount. We use distributable cash flow as a performance metric to compare cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each oflow are not financial measures presented in accordance with generally accepted accounting principles (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. f these non-GAAP financial measures has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measure. You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Non-GAAP Financial Measures

Non-GAAP Financial Measures Reconciliation The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income: Year Ended December 31, 2015 2014 (Predecessor) (in thousands) Reconciliation of distributable cash flow and adjusted EBITDA to net income: Net income $ 23,132 $ 185 Add: Depreciation and amortization 30,738 19,009 Interest expense 11,705 8,724 Early retirement of debt obligation 4,699 73 Purchase accounting adjustment to inventory 697 — Non-cash unit compensation expense 704 2 Income tax (benefit) expense 2,623 15 Asset impairments and disposals 2,081 340 Acquisition transaction expenses 893 — Adjusted EBITDA $ 77,272 $ 28,348 Less: Interest expense net of amortization of debt issuance costs and original issue discount 10,099 6,703 Maintenance capital expenditures 4,359 515 Distributable cash flow $ 62,814 $ 21,130

Non-GAAP Financial Measures Reconciliation (Cont.)

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income:

As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the "10-K"), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly

		Three Months Ended				
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
				(Recast)	(Recast)	(Recast)
	(in thousands)					
Reconciliation of distributable cash flow and adjusted EBITDA to net income:						
Net income	$12,020	$7,479	$8,963	$8,793	$2,865	$2,511
Add:						
Depreciation and amortization	7,120	6,893	6,652	7,579	8,237	8,270
Interest expense	3,340	3,390	2,990	2,910	3,087	2,718
Early retirement of debt obligation	—	—	—	—	4,699	—
Purchase accounting adjustment to inventory	—	—	—	—	—	697
Non-cash unit compensation expense	819	681	341	180	183	—
Income tax (benefit) expense	—	—	(34)	1	(11)	2,667
Asset impairments and disposals	155	1	2,181	(128)	10	18
Acquisition transaction expenses	6	53	461	432	—	—
Adjusted EBITDA	$23,460	$18,497	$21,554	$19,767	$19,070	$16,881
Less:						
Interest expense net of amortization of debt issuance costs and original issue discount	2,894	2,944	2,614	2,553	2,719	2,213
Maintenance capital expenditures	832	551	893	1,724	1,017	725
Distributable cash flow attributable to Enviva Partners, LP	$19,734	$15,002	$18,047	$15,490	$15,334	$13,943
Less: Distributable cash flow attributable to incentive distribution rights	257	156	—	—	—	—
Distributable cash flow attributable to Enviva Partners, LP limited partners	$19,477	$14,846	$18,047	$15,490	$15,334	$13,943

41

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of adjusted gross margin per metric ton: As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the “10-K”), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly Three Months Ended June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 June 30, 2015 March 31, 2015 (Recast) (Recast) (Recast) (in thousands, except per metric ton) Reconciliation of gross margin to adjusted gross margin per metric ton: Metric tons sold 620 560 629 602 560 583 Gross Margin $19,612 $15,755 $18,124 $16,583 $15,259 $11,655 Depreciation and amortization 7,114 6,881 6,640 7,568 8,225 8,259 Adjusted gross margin $26,726 $22,636 $24,764 $24,151 $23,484 $19,914 Adjusted gross margin per metric ton $43.11 $40.42 $39.37 $40.12 $41.94 $34.16

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2016 (in millions except per unit figures). Guidance provided August 4, 2016: Twelve Months Ending December 31, 2016 Estimated net income (loss) $ 40.0 – 42.0 Add: Depreciation and amortization 27.4 Interest expense 13.4 Non-cash unit compensation expense 3.0 Asset impairments and disposals 2.1 Acquisition transaction expenses 0.1 Estimated adjusted EBITDA $ 86.0 – 88.0 Less: Interest expense net of amortization of debt issuance costs and original issue discount 12.0 Maintenance capital expenditures 4.0 Estimated distributable cash flow1 $ 70.0 – 72.0 Prior to any distributions paid to our general partner

Non-GAAP Financial Measures Reconciliation (Cont.) Our sponsor’s estimates of incremental adjusted EBITDA for each of the Sampson plant and the Wilmington terminal are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of estimated incremental adjusted EBITDA to GAAP net income is not provided because forward-looking GAAP net income generated by each of the Sampson plant and the Wilmington terminal is not accessible and reconciling information is not available without unreasonable effort. The amount of interest expense with respect to the Sampson plant and the Wilmington terminal, in each case, is not accessible or estimable at this time. The amount of actual interest expense, as the case may be, incurred could be significant, such that the actual amount of net income generated by each of the Sampson plant and Wilmington terminal could vary substantially from the respective amounts of estimated incremental adjusted EBITDA.

Contact: Ray Kaszuba Vice President and Treasurer +1 240-482-3856 ir@envivapartners.com